UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
10800 Galaxie Avenue
Ferndale, Michigan 48220
(877) 787-6268

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

November 3, 2026

Dear Stockholders:

This Information Statement is being furnished to the holders of common stock, par value $0.00001 per share (the “Common Stock”), of Artificial Intelligence Technology Solutions Inc., a Nevada corporation (the “Company,” “AITX,” “we,” “us” or “our”), as of the close of business on October 20, 2026 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c-2 thereunder, to notify you of the following action (the “Corporate Action”) approved by our Board of Directors (the “Board”) and by written consent of the holder of a majority of the voting power of our outstanding capital stock:

1. The approval of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized Common Stock by Fifteen Billion (15,000,000,000) shares, from Twelve Billion (12,000,000,000) total authorized Common Stock shares to a total of Twenty-Seven Billion (27,000,000,000) Common Stock shares.

The Corporate Action was approved by the Board on October 20, 2026 and by the written consent of Steven Reinharz, our Chief Executive Officer and sole director, as the holder of all outstanding shares of our Series E Preferred Stock, which carry approximately 66.67% of the total voting power of our outstanding capital stock (the “Majority Stockholder”), on October 20, 2026, in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statutes (“NRS”) and Section 2.11 of our Bylaws. No other vote or stockholder action is required.

Under Rule 14c-2(b), the Corporate Action will not become effective, and the Certificate of Amendment will not be filed with the Nevada Secretary of State, until at least twenty (20) calendar days after the date this Information Statement is first sent or given to our stockholders.

This Information Statement describes the purpose and provisions of the Corporate Action and provides additional information about the Company. Stockholders may also access the Information Statement online at www.aitx.ai/aitx-investors-corner/ and may request a copy, free of charge, by calling (877) 787-6268, sending an email to info@aitx.ai, or writing to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220.

This is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider the Corporate Action. The Company will bear the cost of preparing and delivering this Information Statement.

By Order of the Board of Directors,

/s/ Steven Reinharz
Steven Reinharz
Chief Executive Officer and Director

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to all holders of record of our Common Stock as of the Record Date to notify them that the Majority Stockholder executed a written consent approving the following Corporate Action:

1. Approved a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized Common Stock by Fifteen Billion (15,000,000,000) shares to a total of Twenty-Seven Billion (27,000,000,000) Common Stock shares.

The Board fixed the close of business on October 20, 2026 as the Record Date for determining the stockholders entitled to receive this Information Statement. The Certificate of Amendment will not be filed until at least twenty (20) calendar days after this Information Statement is first mailed to stockholders of record.

THE CORPORATE ACTION APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY BY FIFTEEN BILLION (15,000,000,000) SHARES TO TWENTY-SEVEN BILLION (27,000,000,000) SHARES

Description of the Amendment. Article V of our Articles of Incorporation currently authorizes 12,020,000,000 shares of capital stock, consisting of 12,000,000,000 shares of Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). The Certificate of Amendment, in the form attached as Appendix A, will amend Article V to increase the total authorized capital stock to 27,020,000,000 shares, consisting of 27,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The number of authorized shares of Preferred Stock, and the par value of the Common Stock and Preferred Stock, will not change.

We expect to file the Certificate of Amendment with the Nevada Secretary of State on or about the twentieth (20th) calendar day after this Information Statement is first mailed. The amendment will become effective upon acceptance of the filing by the Nevada Secretary of State (the “Effective Time”).

Purpose of the Increase. The Board believes the increase is advisable and in the best interests of the Company and its stockholders. The additional authorized shares will provide the Company with the flexibility to issue Common Stock for ongoing operations, the conversion of outstanding indebtedness and convertible securities, possible future financings, acquisitions, and other general corporate purposes that the Board may determine, without the delay and expense of obtaining further stockholder approval, except as required by law or the rules of any market on which our securities trade.

No Present Plans. Other than shares reserved for issuance upon conversion of outstanding convertible notes and convertible Preferred Stock, the Company has no present plans, proposals, arrangements or understandings, written or oral, to issue any of the newly authorized shares of Common Stock.

Effects of the Increase. The additional shares of Common Stock will have the same rights and privileges as the shares of Common Stock now outstanding. Holders of Common Stock have no preemptive rights to purchase additional shares. The increase itself will not change the number of shares outstanding or the rights of existing holders. However, any future issuance of the newly authorized shares, other than on a pro rata basis to all stockholders, would reduce the percentage ownership and voting power of existing stockholders and could dilute earnings per share and book value per share. Issuances at prices below the market price of the Common Stock could also cause the market price to decline.

Potential Anti-Takeover Effects. The increase is not being made in response to any effort of which we are aware to accumulate our shares or obtain control of the Company, and it is not part of a plan by management to adopt anti-takeover measures. Nonetheless, the availability of additional authorized shares could, under some circumstances, be used to make a change in control more difficult, for example by issuing shares that would dilute the stock ownership or voting power of a person seeking to obtain control. In addition, because Mr. Reinharz holds all of the outstanding Series E Preferred Stock, which carries two-thirds of our total voting power, he can control the outcome of matters submitted to stockholders, which may itself discourage a change in control.

No Dissenters’ Rights. Under Chapter 92A of the NRS and our Articles of Incorporation and Bylaws, stockholders are not entitled to dissenters’ or appraisal rights in connection with the Corporate Action.

VOTING RIGHTS OF STOCKHOLDERS

NRS 78.320 provides that, unless otherwise provided in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power, or such greater proportion as would be required at a meeting. NRS 78.390 provides that an amendment to the articles of incorporation after the issuance of stock must be adopted by a resolution of the board of directors and approved by stockholders holding shares entitling them to exercise at least a majority of the voting power. Our Articles of Incorporation do not prohibit stockholder action by written consent, and Section 2.11 of our Bylaws permits it.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of the Record Date, the Company had outstanding 914,347,362 shares of Common Stock, 3,350,000 shares of Series E Preferred Stock, 163 shares of Series C Preferred Stock and 2,513 shares of Series F Preferred Stock.

●	Common Stock. Each share of Common Stock entitles its holder to one vote. There is no cumulative voting.

●	Series C Preferred Stock. The Series C Preferred Stock votes with the Common Stock on an as-converted basis. Each share is convertible into Common Stock at a conversion price equal to 80% of the lowest market price during the fifteen (15) trading days before conversion, based on a stated value of $1,200 per share. As of the Record Date, the outstanding Series C Preferred Stock was entitled to approximately 219,659,000 votes.

●	Series E Preferred Stock. The Series E Preferred Stock carries voting rights equal to twice the number of votes of all other outstanding shares of capital stock, so that its holders always hold two-thirds (approximately 66.67%) of the total voting power of the Company. As of the Record Date, the Series E Preferred Stock was entitled to approximately 2,268,012,000 votes.

●	Series F Preferred Stock. The Series F Preferred Stock has no voting rights before conversion. It is convertible, in whole and not in part, on a pro rata basis, among its holders, into a number of shares of Common Stock equal to 3.45 times the number of shares of Common Stock then outstanding.

APPROVAL OF THE CORPORATE ACTION

On October 20, 2026, the Board adopted resolutions approving the Corporate Action, declaring it advisable, and recommending it to stockholders. On October 20, 2026, Steven Reinharz, our Chief Executive Officer and sole director and the holder of all 3,350,000 outstanding shares of Series E Preferred Stock, representing approximately 66.67% of the total voting power of our outstanding capital stock as of the Record Date, executed a written consent approving the Corporate Action. Because the Corporate Action was approved by the holder of a majority of our voting power, no further stockholder approval is required.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTION

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action that is not shared by all other stockholders, except that Mr. Reinharz holds Series F Preferred Stock, the conversion of which into approximately 3.45 times the outstanding Common Stock is dependent on the availability of authorized but unissued shares, and holds convertible notes of the Company that may be converted into Common Stock.

TRANSACTIONS WITH RELATED PERSONS

The Company does not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the Board for its consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 20, 2026 by (i) each person known to us to beneficially own more than 5% of our Common Stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address of each person is c/o Artificial Intelligence Technology Solutions Inc., 10800 Galaxie Avenue, Ferndale, Michigan 48220.

Name and Title	Shares of Common Stock Beneficially Owned (1)	Percent of Class (2)	Percent of Total Voting Power (3)
Steven Reinharz, Chief Executive Officer and Director (4)	3,075,416,266	77.08%	66.67%
Anthony Brenz, Chief Financial Officer and Secretary	0	0%	0%
All executive officers and directors as a group (3 persons)	3,075,416,266	77.08%	66.67%

(1) Beneficial ownership is determined under Rule 13d-3(d)(1) under the Exchange Act and generally includes voting or investment power over securities. Shares of Common Stock that a person has the right to acquire within 60 days, including upon conversion of preferred stock, are treated as outstanding for computing that person’s percentage but not for computing any other person’s percentage.

(2) Based on 914,347,362 shares of Common Stock outstanding as of October 20, 2026, plus, for each person, shares that person may acquire within 60 days.

(3) Total voting power includes the voting rights of the Common Stock, the Series C Preferred Stock and the Series E Preferred Stock.

(4) Consists of 3,075,416,266 shares of Common Stock issuable upon conversion of 2,450 shares of Series F Preferred Stock held by Mr. Reinharz, representing his approximately 97.49% pro rata share of the 3,154,498,399 shares (3.45 × 914,347,362) into which all outstanding Series F Preferred Stock is convertible. Mr. Reinharz also holds all 3,350,000 shares of Series E Preferred Stock, which always carry two-thirds of the total voting power of the Company (excludes shares issuable upon conversion of convertible notes held by Mr. Reinharz, if any.)

(5) The Series C Preferred Stock votes on an as-converted basis; the number of votes varies with the market price of the Common Stock.

(6) The Series E Preferred Stock carries twice the votes of all other outstanding capital stock; the number of votes varies with the number of other votes outstanding.

(7) The Series F Preferred Stock has no voting rights before conversion.

AVAILABILITY OF SEC FILINGS AND CODE OF ETHICS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, our Code of Ethics, and reports filed by our directors, officers and 10% stockholders under Section 16 of the Exchange Act are available free of charge on the Investors Corner page of our website at www.aitx.ai/aitx-investors-corner/ and on the SEC’s website at www.sec.gov. Copies, excluding exhibits, may also be obtained without charge by writing to: Corporate Secretary, Artificial Intelligence Technology Solutions Inc., 10800 Galaxie Avenue, Ferndale, Michigan 48220.

DELIVERY OF MATERIALS TO STOCKHOLDERS WITH SHARED ADDRESSES

Only one copy of this Information Statement is being delivered to beneficial stockholders who share an address, unless we have received contrary instructions from one or more of them. We will promptly deliver a separate copy upon written or oral request. Stockholders sharing an address may request separate copies, or request a single copy in the future, by contacting Investor Relations at 10800 Galaxie Avenue, Ferndale, Michigan 48220, by calling (877) 787-6268, or by email at info@aitx.ai.

MISCELLANEOUS

References to our website and other internet addresses are inactive textual references provided for convenience only. Information on or accessible through those websites is not part of, and is not incorporated by reference into, this Information Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steven Reinharz
Name:	Steven Reinharz
Title:	Chief Executive Officer and Director
Date:	November 3, 2026

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Artificial Intelligence Technology Solutions Inc. (Nevada Entity No. EO461922014-7)

2. The articles have been amended as follows:

Article V of the Articles of Incorporation is amended by deleting the first paragraph of Article V in its entirety and replacing it with the following:

ARTICLE V – CAPITAL STOCK

“The total number of shares of all classes that this Corporation shall have authority to issue shall be 27,020,000,000, consisting of (i) 27,000,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”).”

All other provisions of Article V, including the authority of the Board of Directors to fix by resolution the designations, powers, preferences and rights of one or more series of Preferred Stock, and all existing certificates of designation of the Series B, Series C, Series E, Series F and Series G Preferred Stock, remain unchanged and in full force and effect.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment is: 66.67%

4. Signature:

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:
Name:	Steven Reinharz
Title:	Chief Executive Officer
Date:	____, 2026